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                                                                   EXHIBIT 99(B)

                         INTERNET MULTIMEDIA CORPORATION
                            2533 NORTH CARSON STREET
                                   SUITE 3388
                          CARSON CITY NEVADA USA 89786




February 23, 2000




SMC Soundmusic.com Corporation
601 West Broadway
Suite 400 Vancouver, B.C.
V5Z 4C2


Dear Sirs:


Re:  Acquisition
     Letter of Agreement



We provide this letter (the "Letter of Agreement") to confirm our agreement to enter into a formal share exchange agreement (the "Exchange Agreement") within 10 days of the date of this Letter of Agreement which will provide the terms pursuant to which Internet Multimedia Corporation ("IIMC") will acquire all of the issued shares of SMC Soundmusic.com Corporation ("SMC"), a non-reporting British Columbia corporation. SMC is an online music/advertising company specializing in the promotion and distribution of quality music using state of the art audio compression technology, the most widely known being MP3; as well a targeted advertising arm for market protection penetration of the world wide web (the "Property").

This Letter of Agreement is intended to constitute an agreement; which will be legally binding upon the parties, pending the execution of a more formal agreement incorporating in greater detail; these terms and conditions, and including, in addition, such further representations and warranties as are customary in agreement of that nature, as well as such other terms and conditions as counsel for the parties may determine are necessary or advisable to ensure that the Exchange Agreement reflects our mutual intentions.


         1. This Letter of Agreement and our agreement to enter into the Exchange Agreement is based upon the following representations and warranties made by SMC:


                  a) The property is legally and beneficially owned by SMC and an independent valuation will be provided by SMC regarding the valuation of the Property;

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                  b)       SMC is in good standing in accordance with all
                           applicable laws and regulations, and all taxes, charges and assessment of any kind whatsoever required to keep the Property in good standing have been paid or filed, as the case may be;


                  c) SMC has good and sufficient right and authority to enter into this Letter of Agreement on its own behalf and to carry out its obligations hereunder;


                  d) As consideration for the acquisition, the shareholders of SMC will receive such number of shares of IIMC as determined by the valuation of the Property, which shares will be subject to the provisions of Section 4 (1) of the Securities Act of 1933 and rule 144 promulgated thereunder.


                  e) As further consideration, SMC will receive US$ 200,000 which will be used as working capital for the further development and exploitation of the Property;


                  f) Cornelia E. Patterson, Michael B. Doodson and Kelly Kampen will be elected to the Board of Directors of IIMC;


                  g) IIMC will bear the cost arising in connection with the preparation of the said agreement and obtaining of applicable regulatory approvals, if any.


         2.       The parties further agree that:

                  a) Any notice, demand, payment or other communication (collectively the "Correspondence") to be given hereunder will be in writing and will be delivered to the address or fax number of the party appearing herein;


                  b) They will do all such things and execute all such written material as may be required to carry out the full intent and meaning of this Letter of Agreement;


                  c) This Letter of Agreement will accrue to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.


The parties have agreed to the issuance of such number of share of IIMC that equals 5% of the total number of shares of IIMC issued for the valuations of the Property as consideration to S. Kassam for the successful negotiation and conclusion of the acquisition.


The parties covenant and agree with each other that if one party is referenced in a news release or other public disclosure of the other party, that other party will give the party referenced written notice of the proposed disclosure and will not publish such disclosure without the referenced party written consent, such consent to not be unreasonably withheld.



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Please sign and return to us a copy of this Letter of Agreement to indicate your agreement to the terms set forth within.


Yours truly,

INTERNET MULTIMEDIA CORPORATION

Per:



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Authorized Signatory






AGREED UPON, UNDERSTOOD AND ACCEPTED:

SMC SOUNDMUSIC.COM CORPORATION

Per:


--------------------------
Authorized Signatory


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Authorized Signatory


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Authorized Signatory